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                                                                    EXHIBIT 99.4

                        RECOGNITION INTERNATIONAL INC.
              SPECIAL MEETING OF STOCKHOLDERS -- _________, 1995
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints Gilbert H. Lamphere and Robert Vanourek, and each of them, as Proxies, each with the power to appoint his substitute and to revoke such appointment, and hereby authorizes each of them, for and in the name, place and stead of the undersigned, to represent and to vote (acting by majority or, if only one be present, then by that one alone) all the shares of Common Stock of Recognition International Inc. held of record by the undersigned on ______________, 1995 at the special meeting of stockholders to be held ________, 1995, or any adjournment(s) or postponement(s) thereof, and especially to vote as designated on the reverse side.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal No. 1.

                              (SEE REVERSE SIDE)

1.    PROPOSAL TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER DATED AS
      OF MAY 19, 1995 (THE "MERGER AGREEMENT") AMONG RECOGNITION, BANCTEC, INC. ("BANCTEC") AND BTEC MERGER SUBSIDIARY, INC. ("BANCTEC SUB") PURSUANT TO WHICH, AMONG OTHER THINGS, (A) BANCTEC SUB WOULD BE MERGED WITH AND INTO RECOGNITION (THE "MERGER") AND (B) EACH STOCKHOLDER OF RECOGNITION WOULD RECEIVE FOR EACH SHARE OF RECOGNITION COMMON STOCK OWNED AS OF THE EFFECTIVE TIME OF THE MERGER 0.59 OF A SHARE OF BANCTEC COMMON STOCK AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT AND PROSPECTUS; AND

      FOR    AGAINST    ABSTAIN

      ___    ____    ____

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.


            Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     PLEASE MARK, SIGN, DATE AND RETURN
                                           THE PROXY CARD PROMPTLY
                                         USING THE ENCLOSED ENVELOPE.


                             Signature_________________________  Date___________

                             Signature_________________________  Date___________